EXHIBIT 10.26

AMENDED AND RESTATED
INTERCREDITOR AGREEMENT

THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of the 9th day of October, 2012, by and among TRANSPORTATION ALLIANCE BANK INC., dba TAB BANK, a Utah corporation with offices at 4185 Harrison Boulevard, Suite 200, Ogden, Utah 84403 (“TAB”), GLENHAVEN CORPORATION, a California corporation with an office at 12121 Wilshire Blvd., Suite 1001, Los Angeles, California 90025 (“Glenhaven”), in its capacity as agent for the lenders who are parties to the Glenhaven Loan and Security Agreement (as defined below) acting for and on behalf of the holders of Notes (as defined below) (in such capacity, the “Agent”), the lenders who are parties to the 2009 Loan and Security Agreement (as defined below), MORIAH CAPITAL, L.P., a Delaware limited partnership (“Moriah”), and INTERMETRO COMMUNICATIONS, INC., a Nevada corporation, with its principal place of business located at 2685 Park Center Drive, Building A, Simi Valley, California 93065  (“Holdings”), INTERMETRO COMMUNICATIONS, INC., a Delaware corporation, with its principal place of business located at 2685 Park Center Drive, Building A, Simi Valley, California 93065 (“InterMetro”), and ADVANCED TEL, INC., a California corporation with its principal place of business at 30575 Trabuco Canyon Road, Suite 200, Trabuco Canyon, CA 92679 (“Advanced” and, together with Holdings and InterMetro, collectively, “Borrower”).

R E C I T A L S:

A.             The Agent is the agent under the Amended and Restated Loan and Security Agreement dated as of October 5, 2010, by and among Borrower, the lenders named therein (the “Noteholders”), and the Agent (as the same may hereafter be amended, the “Amended 2008 Loan Agreement”), pursuant to which Borrower issued Amended and Restated Secured Convertible Promissory Notes (the “Amended 2008 Notes”).  Borrower’s obligations to the Noteholders and the Agent are secured by a security interest in and to the property of Borrower described in Schedule I attached hereto (collectively, the “2008 Loan Collateral”).

B.             The persons identified on Exhibit A attached hereto (the “Lenders”) and Borrower are parties to that certain Amended and Restated Short-Term Loan and Security Agreement (as the same may hereafter be amended, the “Amended 2009 Loan Agreement”), pursuant to which Borrower issued Amended and Restated Short-Term Secured Convertible Promissory Notes (the “Amended 2009 Notes”).  Borrower’s obligations to the Lenders are secured by a security interest in and to the property of Borrower described on Schedule II attached hereto (the “2009 Loan Collateral”).

 C.              Borrower previously entered into certain agreements with Moriah, and in connection therewith, granted to Moriah certain warrants for stock in Holdings (or a consolidated warrant in replacement thereof, but in either case, the “Warrants”).  Moriah has agreed to accept a promissory note in the original principal amount of $987,500.00 (the “Promissory Note”) as evidence of the payment due from InterMetro for the put option that Moriah has with respect to the Warrants and a deferred payment of $250,000.00, and to accept security for the payment to be made in accordance with the Promissory Note.  Borrower’s obligations to Moriah under the Promissory Note are secured by a security interest in and to the property of Borrower described in the Moriah Security Agreement (as defined below) and on Schedule IV attached hereto (the “Moriah Note Collateral”).

D.             Borrower and TAB are parties to that certain Loan and Security Agreement dated October 9, 2012, evidencing a loan in the original principal amount of $3,000,000.00 (the “TAB Loan Agreement”) (such TAB Loan Agreement, together with all of the security agreements, guaranties and other documents executed or filed in connection therewith or related thereto are hereinafter collectively referred to as the “TAB Loan Documents”).  The payment of Borrower’s obligations under the TAB Loan Documents are secured by a security interest in and to the property of Borrower described on Schedule III attached hereto (the “TAB Loan Collateral”).

E.              It is a condition to the consummation of the transactions contemplated by the TAB Loan Agreement that the Parties and Borrower execute this Agreement in order to establish, among the Parties, their respective priorities in their respective security interests in, and liens on, their respective Collateral.

F.              The Parties have each filed or may hereafter file financing statements under the Uniform Commercial Code, as enacted in the jurisdictions of organization of the various Borrowers, as may be amended from time to time (“UCC”), with respect to the 2008 Loan Collateral, the 2009 Loan Collateral, the Moriah Note Collateral and the TAB Loan Collateral, respectively, in connection with the foregoing.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, the Parties and Borrower mutually covenant, warrant and agree as follows:

1.             Definitions.  All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with the terms thereof.  The following terms (including both the singular and plurals thereof) shall have the following meanings unless the context indicates otherwise:

1.1   “Accounts Receivable” means all obligations owed at any time by any Loan Party’s account debtors to such Loan Party in respect of services rendered to such account debtors by, or products sold to such account debtors by, such Loan Party, whether billed or unbilled, including surcharges, late fees and other amounts due to such Loan Party from such account debtors that are associated with such services rendered or products sold.

                1.2           “Agent” means Glenhaven in its capacity as agent pursuant to the Amended 2008 Loan Agreement, and its successors and assigns including any replacement or successor agent or any additional agent.

1.3           “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §§101 et seq.).

1.4           “Claim” or “Claims” means, as applicable, the TAB Claim, the Noteholder Claim, the Moriah Claim and/or the Lender Claim.

1.5           “Collateral” means all property and interests in property now owned or hereafter acquired by any Loan Party in or upon which a security interest or mortgage lien is granted to any Party under the Security Documents.

1.6           “Creditor” or “Creditors” shall mean TAB, Moriah, the Noteholders, the Agent, and/or the Lenders, and their respective successors and assigns.

1.7           “Enforcement Action” means with respect to a Claim, the demand for payment or acceleration of such Claim, the repossession of any Collateral, or the commencement or prosecution of enforcement of any of the rights and remedies under the applicable Security Documents or applicable law with respect to such Claim, including, but not limited to, judicial or UCC foreclosure, provided that Enforcement Action shall not include the filing of a claim in an Insolvency Proceeding.

1.8           “Enforcement Notice” means a written notice delivered by the Enforcing Party to the other Parties stating that an “Event of Default” (as defined in the applicable Security Documents) has occurred and is continuing and that an Enforcement Period has commenced.

1.9           “Enforcement Period” means the period of time following the receipt by any Party of an Enforcement Notice until (a) the Claim of the Enforcing Party is Paid in Full, or (b) the Parties agree in writing to terminate such Enforcement Period.

1.10          “Enforcing Party” means TAB in the case of an Enforcement Action with respect to the TAB Claim, the Agent in the case of an Enforcement Action with respect to the Noteholder Claim, Moriah in the case of an Enforcement Action with respect to the Moriah Claim, or the Lenders in the case of an Enforcement Action with respect to the Lender Claim.

1.11          “Insolvency Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of any Loan Party.

1.12          “Lenders” means the persons who are defined as “Lenders” in Recital B hereof.  For the purposes of this Agreement, the Lenders shall collectively be treated as one Party under this Agreement, and the respective rights and obligations of the Lenders vis-a-vis each other and the Collateral shall be governed by the Lender Agreements.

1.13          “Lender Agreements” means the Amended 2009 Loan Agreement and the Amended 2009 Notes, as the same may be amended from time to time.

1.14          “Lender Claim” means all of the obligations of the Loan Parties to the Lenders as set forth in the Lender Agreements, as the same may be amended from time to time, including any promissory notes or other indebtedness substituted or exchanged therefor.

1.15          “Lender Senior Collateral” is defined in Section Section 2.1(a).

1.16          “Loan Party” means Borrower and each subsidiary of Borrower which is now or may hereafter become a party to any Security Documents.

1.17          “Moriah Agreements” means the Promissory Note, the Loan Payoff Agreement, the Moriah Security Agreement and all other agreements of even date related thereto, as the same may be amended from time to time.

1.18          “Moriah Claim” means all of the obligations of the Loan Parties to Moriah as set forth in the Moriah Agreements, as the same may be amended from time to time, including any promissory notes or other indebtedness substituted or exchanged therefor.

1.19          “Moriah Security Agreement” means the Security Agreement, of even date herewith, between Moriah and InterMetro.

1.20          “Noteholder Agreements” means the Amended 2008 Loan Agreement and the Amended 2008 Notes, as the same may be amended from time to time.

1.21          “Noteholder Claim” means all obligations of the Loan Parties to the Agent and the Noteholders as set forth in the Noteholder Agreements, as the same may be amended from time to time, including any promissory notes or other indebtedness substituted or exchanged therefor.

1.22          “Paid in Full” means, in the case of the TAB Claim, the aggregate outstanding, unpaid amount of the TAB Claim has been paid in full in cash and all commitments to make loans or extend other financial accommodations have terminated and have been fully paid or otherwise satisfied and, in the case of the Noteholder Claim, the Moriah Claim or the Lender Claim, the aggregate outstanding unpaid amount of such Claim has been paid in full in cash, all commitments to make loans or extend other financial accommodations have terminated and have been fully paid or otherwise satisfied, and all other Obligations (as defined in the Amended 2008 Loan Agreement or the Amended 2009 Loan Agreement, as the case may be) have been fully paid or otherwise satisfied.  If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any Party’s Claim, any of the Creditors is required to surrender or return such payment or proceeds to any person for any reason, then the Claim intended to be satisfied by such payment or proceeds shall be reinstated and continue as if such payment or proceeds had not been received by such Creditor.

1.23          “Party” or “Parties” means TAB, the Lenders, the Agent (on behalf of the Noteholders), and/or Moriah.

1.24          “Person” or “person” means, as applicable, any individual, sole proprietorship, partnership, corporation, limited liability company, limited liability partnership, partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.25          “Post-Petition Interest” means interest at the contract rate under the applicable Security Documents accruing subsequent to the filing of any Insolvency Proceeding as to any Loan Party whether or not such interest is an allowable claim in any such Insolvency Proceeding.

1.26          “Security Documents” means, the Noteholder Agreements, the Lender Agreements, the Moriah Agreements and the TAB Loan Documents.

1.27          “TAB Claim” means all of the obligations of the Loan Parties to TAB, as set forth in the TAB Loan Documents, as the same may be amended from time to time.

1.28          “TAB Senior Collateral” means the Collateral described in Section 2.1(a) in which TAB has a senior lien or security interest.

2.             Intercreditor Agreement.

2.1.           Lien Priorities.  Notwithstanding (a) the date, manner or order of filing, recordation, or perfection of the security interests or liens granted in favor of the Parties, (b) any provisions of the UCC, or any applicable law or decision, (c) the provisions of the Security Documents or any contract between any of the Creditors on one hand, and Borrower or any affiliate thereof, on the other hand, or (d) whether any Party holds possession of all or any part of the Collateral, the following, as among the Parties, shall be the relative priority of the security interests and liens of the Parties in the Collateral:

(a)           TAB shall have:  (i) a first and prior security interest in all assets of Borrower and the proceeds thereof, whether now owned or hereafter created by any Loan Party, excepting the Equipment and Intellectual Property, whether now owned or hereafter created by any Loan Party (each as defined on Schedule I attached hereto) of Borrower (collectively “TAB Senior Collateral”); and (ii) a third and subordinate priority security interest in the Equipment and Intellectual Property of Borrower, whether now owned or hereafter created by any Loan Party (the “Lender Senior Collateral”).

Accounts are a portion of the TAB Senior Collateral.  With respect to Accounts only (including all Accounts Receivable) and any proceeds thereof, Moriah shall have a second and subordinate security interest in the TAB Senior Collateral consisting of Accounts, whether now owned or hereafter created by any Loan Party.  The Lenders shall have a third and subordinate security interest in that portion of the TAB Senior Collateral consisting just of Accounts, whether now owned or hereafter created by any Loan Party, and the Agent (on behalf of the Noteholders) shall have a fourth and subordinate security interest in that portion of the TAB Senior Collateral consisting just of Accounts, whether now owned or hereafter created by any Loan Party.

With respect to all TAB Senior Collateral other than Accounts, the Lenders shall have a second and subordinate security interest, whether now owned or hereafter created by any Loan Party, and the Agent (on behalf of the Noteholders) shall have a third and subordinate security interest in the TAB Senior Collateral other than Accounts, whether now owned or hereafter created by any Loan Party.

(b) The Lenders shall have a first and prior security interest in the Lender Senior Collateral, whether now owned or hereafter created by any Loan Party.  The Agent (on behalf of the Noteholders) shall have a second and subordinate security interest in the Lender Senior Collateral, whether now owned or hereafter created by any Loan Party.  TAB shall have a third and subordinate security interest in the Lender Senior Collateral, whether now owned or hereafter created by any Loan Party.  Moriah shall have a fourth and subordinate security interest in the Lender Senior Collateral, whether now owned or hereafter created by any Loan Party.

(c) When the Lender Claim has been Paid in Full, the Agent (on behalf of the Noteholders) shall have and assume the lien priority of the Lenders provided in this Section 2.1 and the payment and distribution rights of the Lenders provided in Section 2.2 with respect to the Noteholder Claim.

No Party shall contest the validity, perfection, priority or enforceability of any lien or security interest heretofore granted to any other Party or granted in connection herewith or contemplated hereby.  Notwithstanding any failure of a Party to perfect its security interests in any Collateral or any other defect in any security interests or obligations owing to such Party, the priority and rights as among the Parties hereto shall be as set forth herein.

Anything herein to the contrary notwithstanding, the subordination of liens and security interests provided for herein shall not constitute a subordination of any Party’s Claims to those of any other Party.

2.2.           Distribution of Proceeds of Collateral.

(a)           When No Enforcement Period is in Effect.  Except as provided in Section 2.2(b) below (with respect to distribution of proceeds of Collateral during an Enforcement Period):

(i)           All realizations upon and proceeds of TAB Senior Collateral shall be paid to TAB for application to the TAB Claim, with any residual proceeds after satisfaction of the TAB Claim being paid, if and to the extent such realization relates to Accounts, first to Moriah, and then to the Lenders, and thereafter to the Agent (for the benefit of the Noteholders).  To the extent that such realization relates to TAB Senior Collateral other than Accounts, any residual proceeds after satisfaction of the TAB Claim shall be paid first to the Lenders, with any residual proceeds after satisfaction of the Lender Claim being thereafter paid to the Agent (for the benefit of the Noteholders).

(ii)           All realizations upon and proceeds of Lender Senior Collateral shall be paid to the Lenders for application to the Lender Claim, with any residual proceeds after satisfaction of the Lender Claim being paid first to the Agent (for the benefit of the Noteholders), with any residual proceeds after satisfaction of the Noteholder Claim being thereafter paid to TAB, and after the TAB Claim has been Paid in Full, to Moriah.

(b)           During any Enforcement Period:  During any Enforcement Period, all proceeds of Collateral shall be distributed in accordance with the following procedure:

(i)           All realizations upon and proceeds of TAB Senior Collateral shall be applied to the TAB Claim.  After the TAB Claim is Paid in Full, any remaining proceeds of the TAB Senior Collateral shall be applied, if and to the extent such realization relates to Accounts, first to the amount due to Moriah under the Promissory Note until such amount is Paid in Full, and then to the Lender Claim until the Lender Claim is Paid in Full.  Thereafter, any remaining proceeds of the TAB Senior Collateral consisting of Accounts shall be applied to the Noteholder Claim until Paid in Full.  To the extent that such realization relates to TAB Senior Collateral other than Accounts, any residual proceeds after satisfaction of the TAB Claim shall be paid first to the Lenders until the Lender Claim is Paid in Full, with any residual proceeds after satisfaction of the Lender Claim being thereafter paid to the Agent (for the benefit of the Noteholders).

(ii)           All realizations upon and proceeds of Lender Senior Collateral shall be applied to the Lender Claim.  After the Lender Claim is Paid in Full, any remaining proceeds of the Lender Senior Collateral shall be applied to the Noteholder Claim, until the Noteholder Claim is Paid in Full.  Thereafter, any remaining proceeds of the Lender Senior Collateral shall be applied to the TAB Claim until the TAB Claim is Paid in Full, and then to the amount due to Moriah under the Promissory Note until the Promissory Note is Paid in Full.

(iii)           After all of the Claims have been Paid in Full, the balance of the realizations upon and proceeds of the Collateral, if any, shall be paid to the respective Loan Party or as otherwise required by applicable law.

(c)           Payments Held in Trust.  Should any payment or distribution be received by a Party that is not permitted to receive and retain such payment or distribution pursuant to the terms hereof, such Party shall receive and hold the same in trust, as trustee, for the Party entitled to receive and retain such payment, and shall forthwith deliver the same to such Party in precisely the form received (except for endorsement or assignment where necessary), for application to the Claim of such Party and, until so delivered, the recipient shall hold the same in trust as the property of such Party entitled to the same.  If a Party obligated to make an endorsement or assignment pursuant to the provisions of this Section fails to make any such endorsement or assignment, the permitted recipient of such payment or distribution, or any of its officers or employees, is hereby irrevocably authorized to make the same.

2.3.           Enforcement Actions.  Each Party agrees not to commence or take any Enforcement Action until an Enforcement Notice has been given by such Enforcing Party to the other Parties.  Subject to the foregoing, the Parties agree that during an Enforcement Period:

(a)            TAB may, at its option, take and continue any Enforcement Action with respect to TAB Senior Collateral and realize thereon, without the prior written consent of the other Parties, provided that during any Enforcement Period with respect to the Lender Senior Collateral, neither TAB, Moriah nor the Agent (on behalf of the Noteholders) shall commence or take any Enforcement Action or realize upon the Lender Senior Collateral without the Lenders’ prior written consent.

(b)           Subject to the standstill period described in Section 2.3(e) below, the Lenders may, at their option, take and continue any Enforcement Action with respect to the Lender Senior Collateral and realize thereon without the prior written consent of the other Parties, provided that during any Enforcement Period with respect to the TAB Senior Collateral, neither Moriah, the Agent nor the Lenders shall commence or take any Enforcement Action or realize upon any of the TAB Senior Collateral without TAB’s prior written consent.

                                (c)            If both TAB and the Lenders elect to proceed with Enforcement Actions, then each shall proceed with the Enforcement Action of any security interests in or liens on any Collateral in which it has a senior lien or security interest, as described in and provided by Section 2.1, without prejudice to any other Party to join in any proceedings.

(d)           Each Enforcing Party shall promptly notify the other Parties at such time as the Enforcing Party’s Claim is Paid in Full.

(e)            Notwithstanding anything herein to the contrary, but subject to the proviso at the end of this paragraph, the Lenders and the Agent agree that so long as TAB has not commenced or undertaken an Enforcement Action, during the first one hundred eighty   (180) days of an Enforcement Period (the “Standstill Period”), they shall not take any action to realize on the Lender Senior Collateral that would impair the levy, seizure, collection, marshalling, and/or liquidation by TAB of the TAB Senior Collateral during that period; provided, however, that the Lenders shall be entitled to take such action as they deem reasonably necessary to (i) protect their secured position during the Standstill Period, (ii) protect their interest from claims or liens of third parties or governmental authorities, or (iii) preserve the Lender Senior Collateral from deterioration or diminishment.

2.4.           Accountings.  Each Party agrees upon the occurrence of any Enforcement Action, to render accountings to the other Parties, upon reasonable written request of the other Parties, giving effect to the application of realizations upon and proceeds of Collateral as hereinbefore provided.

2.5.           Notices of Defaults.  The Parties agree to give each other copies of any notice of the occurrence of an Event of Default under their respective Security Documents, simultaneously with the sending of such notice to the applicable Loan Party, but the failure to give or forward any such notice shall not affect the validity of such notice, create a cause of action against the Party failing to give such notice, or create any claim or right on behalf of any other Party or any third party.  The sending or receipt of such notice shall not obligate the recipient to cure such Event of Default.

2.6.           Agency for Perfection.  Each Party each hereby appoints each other Party as agent for purposes of perfecting their respective security interests and liens in the Collateral.  To the extent that any Party obtains possession of Collateral in which another Party has a senior priority under the terms hereof, the Party having possession shall notify the other Parties of such fact and shall deliver such Collateral to the Party having the senior priority upon request of such Party.  Each Party shall be a bailee for the other Parties with respect to Collateral in such Party’s possession.  If directed by a Loan Party, the bailee Party shall, after the Claim of such bailee Party has been Paid in Full, deliver the Collateral in its possession to the other Party that has the next senior lien priority pursuant to Section 2.1.

2.7.           UCC Notices.  In the event that any Party shall be required by the UCC or any other applicable law to give notice to the other Parties of intended disposition of Collateral, such notice shall be given in accordance with Section 3.9 hereof, and five (5) days’ notice shall be deemed to be commercially reasonable, except as otherwise set forth herein.

2.8.           Information Sharing.  Upon the occurrence and continuance of an Enforcement Period, in the event that any Party shall, in connection with any Enforcement Action, receive possession or control of any books and records which contain information identifying or pertaining to any of the property of any Loan Party in which any other Party has been granted a lien, it shall notify the other Party that it has received such books and records (but the failure to give or forward any such notice shall not affect the validity of such notice, create a cause of action against the Party failing to give such notice, or create any claim or right on behalf of any other Party or any third party), and shall, as promptly as practicable thereafter, make available to the other Party duplicate copies of such books and records in the same form as the original upon written request therefore.  All reasonable expenses incurred by any Party in performing its obligations under this paragraph shall be borne by the Loan Parties and shall constitute indebtedness under the respective Party’s agreements with the Loan Parties.  The failure of any Party to share information shall not create a cause of action against the Party failing to share information or create any claim on behalf of any Loan Party or any third party.

2.9.           Obligations of the Loan Parties Unconditional.  Nothing contained herein is intended to or shall increase or impair the obligations, liabilities and indebtedness of the Loan Parties to pay the Claims as and when the same shall become due and payable in accordance with the terms of the respective Security Documents or to affect the relative rights of the Loan Parties and creditors of the Loan Parties other than the Creditors.

2.10.           Continuing Obligations.  This Agreement shall be irrevocable and shall continue in effect until each Claim has been Paid in Full.  This is a continuing agreement and each Party may continue, at any time and without notice to the other Parties, to extend credit to or for the benefit of the Loan Parties on the faith hereof.

2.11.           Certain Waivers.

(a)           Each Party acknowledges that the other Parties have not made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of their respective Security Documents or the collectibility of their respective Claims.

(b)           Each Party shall be entitled to manage and supervise its financial arrangements with each Loan Party in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, without affecting the validity or enforceability of this Agreement.

(c)           Each Party shall have no liability to the other Parties for, and each Party hereby waives any claim which such Party may now or hereafter have against any other Party arising out of, any and all actions which any Party, in good faith, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in any existing or future Collateral, actions with respect to the occurrence of a default or event of default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the other Parties’ Claim from any account debtor, guarantor or any other person) with respect to and in accordance with any of their respective Security Documents or any other agreement related thereto or to the collection of the its Claim or the valuation, use, protection or release of the Collateral, so long as any such actions are taken in a manner consistent with the terms of this Agreement or any election of the application of Section 1111(b)(2) of the Bankruptcy Code.

2.12.           Modifications and Waivers.  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any Party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by TAB, Moriah, the Agent (on behalf of the Noteholders), and the applicable Requisite Lenders (in accordance with and as defined in the Lender Agreements) (which action by such Requisite Lenders shall be binding on all Lenders) and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given.  Any notice to or demand on any Party in any event not specifically required hereunder shall not entitle the Party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.  Each Loan Party hereby acknowledges and agrees that this Agreement may be amended or otherwise modified without notice to or consent by any Loan Party.

2.13.           Insurance.  The Party having a senior security interest or lien in Collateral shall have, subject to such Party’s rights under its agreements with the Loan Parties, the sole and exclusive right, as against the other Parties, to adjust and settle any insurance policy covering such Collateral in the event of any loss thereunder and all proceeds of any such insurance policy shall be paid to the Parties in accordance with the priorities set forth in Section 2.2 relating to the Collateral which is the subject of such insurance.

2.14           Effect of Bankruptcy.  This Agreement shall be and remain enforceable notwithstanding any Insolvency Proceeding by or against Borrower.

3.            Miscellaneous.

3.1.           Representations, Warranties and Covenants of the Parties.  Each Party represents, warrants and covenants to the other that:

(a)            except as set forth herein, it has not subordinated, and agrees that it will not subordinate at any time while this Agreement remains in effect, any right, claim or interest of any kind in or to the Collateral as to which such Party has a senior lien or security interest, and any subordination in violation of this sub-paragraph shall be null and void;

(b)            it has not assigned or transferred any right, claim or interest of any kind in or to its Claim; provided, however, that Agent makes no representation or warranty regarding any such action by any Noteholder other than its own affiliates; provided further, however, that Agent represents to the other Parties that, based solely on, and subject to the terms and enforceability of, the Noteholder Agreements (i) the Agent has the authority to enter into this Agreement for and on behalf of the Noteholders, and (ii) all Noteholders and their respective assignees, if any, shall be bound by the provisions of this Agreement; and

(c)            the execution, delivery and performance of this Agreement by or on behalf of such Party has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any agreement or instrument by which such Party is bound, and requires no governmental or other consent that has not been obtained.

3.2           Representations, Warranties and Covenants of Borrower.  Borrower represents, warrants and covenants to the Creditors that:

(a)           The execution, delivery and performance of this Agreement by or on behalf of Borrower has been duly authorized by all necessary action, corporate or otherwise, and does not violate any provision of law, governmental regulation, or any agreement or instrument by which Borrower is bound, and requires no governmental or other consent that has not been obtained.

(b)           No Event of Default (as defined in the Amended 2008 Loan Agreement, the Amended 2009 Loan Agreement or the TAB Loan Documents) has occurred and is continuing and no event has occurred and is continuing and no condition exists that would, with notice or the lapse or time, or both, constitute an Event of Default under such agreements.

(c)           Borrower agrees that (i) it will, together with its successors and assigns, be bound by the provisions hereof as they relate to the relative rights of the Parties as among them; (ii) the terms of this Agreement shall not give Borrower any substantive rights vis-a-vis any of the Creditors; (iii) it does not and will not receive any right, benefit, priority or interest under or because of the existence of this Agreement; (iv) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of any Creditor to effectuate the provisions and purposes of this Agreement; and (v) if any Party shall enforce its rights or remedies in violation of the terms of this Agreement, Borrower shall not use such violation as a defense to any Enforcement Action by any other Party nor assert such violation as a counterclaim or basis for set-off or recoupment against any Creditor, provided that Borrower will continue to have all of its other remedies at law or in equity for damages or loss or other harm it may incur.

(d)   Borrower has delivered to each Party true and complete copies of the Security Documents of each other Party.

3.3.           No Benefit to Third Parties.  The terms and provisions of this Agreement shall be for the sole benefit of the Creditors and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under or because of this Agreement.

3.4.           Independent Credit Investigations.  No Party nor any of its respective directors, officers, agents or employees shall be responsible to any other person for the solvency, financial condition or ability of any Loan Party to repay a Claim, or for statements of any Loan Party, oral or written, or for the validity, sufficiency or enforceability of any Claim, the Security Documents, or any liens or security interests granted by any Loan Party in connection therewith.  Each of the Creditors has entered into its respective financing agreements with the Loan Parties based upon its own independent investigation and makes no warranty or representation to the other Parties with respect to matters identified or referred to in this paragraph.  If any Party, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to another Party, such information shall be given with no representation or warranty of any kind from such Person and such Person shall be under no obligation (a) to provide any such information to any other Person at that time or to any Person on any subsequent occasion or (b) to undertake any investigation not a part of its regular business routine.

3.5           Amendments to Financing Arrangements or to this Agreement.  Each Party shall endeavor to notify the other Parties of any material amendment or modification of their respective Security Documents, but the failure to do so shall not create a cause of action against the Party failing to give such notice or create any claim or right on behalf of the other Parties.  Each Party shall, upon request of any other Party, provide copies of all such modifications or amendments and copies of all other documentation relevant to the Collateral.

3.6.           Marshaling of Assets.  Moriah, the Agent and the Lenders hereby waive any and all rights to have the TAB Senior Collateral, or any part thereof, marshaled upon any foreclosure of any of TAB’s liens thereon or with respect to any other Enforcement Action by TAB.  TAB, Moriah and the Agent (on behalf of the Noteholders) hereby waive any and all rights to have the Lender Senior Collateral, or any part thereof, marshaled upon any foreclosure of the Lenders’ liens thereon or with respect to any other Enforcement Action by the Lenders.  If any Claim is now or hereafter secured by collateral other than the Collateral described hereunder, the Party holding such collateral shall have no obligation to marshal such collateral before enforcing its rights in the Collateral hereunder, and the other Parties shall have no rights hereunder to share or participate in any proceeds of such other collateral.  Each Party shall have the right, subject to Section 2.3, to take Enforcement Action against Collateral in such order, or in whole or in part, and subject to such conditions as such Enforcing Party determines in its sole discretion.

3.7.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, but does not otherwise create, and shall not be construed as creating, any rights enforceable by any Loan Party or any person not a party to this Agreement other than a Noteholder.

3.8.           Agreement Absolute.  This Agreement shall be and remain absolute and unconditional under any and all circumstances, and no act or omission on the part of any party to this Agreement shall affect or impair the agreement of any other party hereunder.  Each of the Parties hereby authorizes the other Parties to (a) grant renewals, increases or extensions of the time for payment of the Claim of such Party; (b) receive notes or other evidences of the obligations of the Loan Parties to such other Party or renewals, increases or extensions thereof; and (c) take or omit to take any action for the enforcement of, or waive any rights with respect to, any obligation of the Loan Parties to such other Party without invalidating or impairing any provision hereof.  The Parties hereby acknowledge and agree that this Agreement does not increase or expand the obligations of Borrower under the respective Security Documents to which the Parties are party.  Further, the Parties acknowledge that if Borrower, in good faith, shall make a payment of Claims in a manner that is inconsistent with the terms hereof, it shall have no liability to any Party therefor as long as Borrower cooperates with the Parties to rectify such mistake.

3.9.              Notices.  All notices, requests and demands to or upon the respective parties shall be given in writing, which shall include fax transmission and email with confirmed electronic receipt during normal business hours, and shall be deemed to have been duly given or made upon receipt by the receiving party.  All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

If to TAB:	Transportation Alliance Bank Inc.
4185 Harrison Boulevard, Suite 200
Ogden, Utah 84403
Attention: Chief Credit Officer
Email: tab_ablops@tabbank.com
Fax: (801) 395-8668

With a copy to:	Transportation Alliance Bank Inc.
4185 Harrison Boulevard, Suite 200
Ogden, Utah 84403
Attention: General Counsel
Fax: (801) 395-8653

If to Moriah:	Moriah Capital, L.P.
444 Madison Avenue, 23rd Floor
New York, New York 10022
Attention: Greg Zilberstein
Email: gregz@moriahcapital.com

With a copy to:	Cohen Tauber Spievack & Wagner P.C.
420 Lexington Avenue, Suite 2400
New York, New York 10170
Attention: Adam Stein, Esq.
Email: astein@ctswlaw.com
Fax: (212) 586-5095

If to Agent:	Glenhaven Corporation
11845 Olympic Blvd., Suite 1125
Los Angeles, California 90064
Attention: David Marshall
Email: dmarshall@smcapital.com

With a copy to:	Helen W. Melman, Esq.
815 Moraga Drive
Los Angeles, California 90049
Email: hmelman@msn.com
Fax: (310) 472-7020

If to Borrower:	InterMetro Communications
2685 Park Center Drive
Building A
Simi Valley, California 93065
Attention: Charles Rice
Email: charles.rice@intermetro.net
Fax: (805) 582-1006

With a copy to:	Graham & Dunn PC
Pier 70 ~ 2801 Alaskan Way, Suite 300
Seattle, Washington 98121
Attention: Maren K. Gaylor, Esq.
Email: mgaylor@grahamdunn.com
Fax: (206) 340-9599

If to the Lenders:	To the addresses set forth on the signature page hereof

3.10.          Relationship of Parties.  This Agreement is entered into solely for the purposes set forth herein, and except as expressly provided herein, no Party assumes any other duties or responsibilities to the other regarding the financial condition of Borrower or any other Party, or regarding any collateral, or regarding any other circumstance bearing upon the risk of nonpayment of the obligations of Borrower under any of the agreements hereinabove referred to.  Each Party shall be responsible for managing its banking investments and/or business relationships with Borrower, and no Party shall be deemed to be the agent of the other for any purpose (except for the limited purpose set forth in Section 2.6) nor shall any party hereto be deemed to be acting in concert with, or at the direction of, any other party.

3.11.           Governing Law.  This Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of Delaware (without giving effect to choice of law or conflict of law rules).

3.12.           Counterparts.  This Agreement may be executed in counterparts and by facsimile or other electronic transmission, each of which when so executed, shall be deemed an original, but all of which together shall constitute but one and the same instrument.

3.13            Headings.  The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

3.14            Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

3.15            Entire Agreement; Benefit.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.  There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof.  This Agreement and the terms and provisions hereof are for the sole benefit of only the Creditors and their respective successors and permitted assigns.

3.16            Waiver.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

3.17   Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

3.18   Termination of Tri-Party Intercreditor Agreement.  Upon entering into this Agreement, Moriah, the Agent (on behalf of the Lenders under that certain Amended and Restated Short Term Loan and Security Agreement dated October 5, 2010, as amended), the lenders (or the Requisite Lenders, under that certain Amended and Restated Loan and Security Agreement dated October 5, 2010) and Borrower hereby terminate that certain Tri-Party Intercreditor Agreement dated as of April 30, 2009, as amended by Amendment No. 1 – Tri-Party Intercreditor Agreement dated as of October 6, 2010.

IN WITNESS WHEREOF, this Amended and Restated Intercreditor Agreement has been duly executed as of the day and year first above written.

TAB:

TRANSPORTATION ALLIANCE BANK INC.
dba TAB Bank

By: /s/ Gary Harding
Name:
Title: C.C.O.

MORIAH:

MORIAH CAPITAL, L.P.

By: Moriah Capital Management, L.P.,'
                                                                                                       General Partner

By:  Moriah Capital Management, GP,
        LLC, General Partner

By: /s/ Greg Zilberstein
Name:
Title: Managing Partner

BORROWER:

INTERMETRO COMMUNICATIONS, INC.
(DELAWARE)

By: /s/ Charles Rice
Name:
Title: C.E.O.

INTERMETRO COMMUNICATIONS, INC.
(NEVADA)

By: /s/ Charles Rice
Name:
Title: C.E.O.

ADVANCED TEL, INC.

By: /s/ Charles Rice
Name:
Title: C.E.O.

AGENT:

             GLENHAVEN CORPORATION

             By: /s/ David Marshall
Name:  David Marshall
Title:  President

THE LENDERS:

EXHIBIT A
TO
AMENDED AND RESTATED
INTERCREDITOR AGREEMENT

Lenders – 2009 Amended Loan Agreement

[RESERVED]

Exhibit A - Page 1

SCHEDULE I
TO
AMENDED AND RESTATED
INTERCREDITOR AGREEMENT

Description of 2008 Loan Collateral

“Collateral” means all assets of Borrower, including, but not limited to, all right, title and interest of Borrower in and to the following, whether now owned or hereafter arising or acquired and wherever located:

All Accounts;

All Inventory;

All Equipment;

All General Intangibles (including without limitation all Intellectual Property and Deposit Accounts);

All Investment Property;

All Other Property; and

Any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds and insurance proceeds of, any of the above, and all Borrower’s books relating to any of the above.

“Accounts” means “accounts” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

“Deposit Accounts” means “deposit accounts” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

“Equipment” means “equipment” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“General Intangibles” means “general intangibles” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, Deposit Accounts, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

Schedule I - Page 1

“Intellectual Property” means all (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, service marks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

“Inventory” means “inventory” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of  Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment Property” means all investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertificated.

“Other Property” means the following as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto:  “documents”, “instruments”, “chattel paper”, “letters of credit”, “fixtures”, and “money”.

Schedule I - Page 2

SCHEDULE II
TO
AMENDED AND RESTATED
INTERCREDITOR AGREEMENT

Description of 2009 Loan Collateral

“Collateral” means all assets of Borrower, including, but not limited to, all right, title and interest of Borrower in and to the following, whether now owned or hereafter arising or acquired and wherever located:

All Accounts;

All Inventory;

All Equipment;

All General Intangibles (including without limitation all Intellectual Property and Deposit Accounts);

All Investment Property;

All Other Property; and

Any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds and insurance proceeds of, any of the above, and all Borrower’s books relating to any of the above.

“Accounts” means “accounts” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

“Deposit Accounts” means “deposit accounts” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

“Equipment” means “equipment” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“General Intangibles” means “general intangibles” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, Deposit Accounts, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

Schedule II - Page 1

“Intellectual Property” means all (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, service marks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

“Inventory” means “inventory” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of a Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment Property” means all investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertificated.

“Other Property” means the following as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto:  “documents”, “instruments”, “chattel paper”, “letters of credit”, “fixtures”, and “money”.

Schedule II - Page 2

SCHEDULE III
TO
AMENDED AND RESTATED
INTERCREDITOR AGREEMENT

Description of TAB Loan Collateral

“Collateral” means all of Borrower’s now owned or hereafter acquired right, title and interest in and to all property and assets, wherever located, including the following (capitalized terms used but not defined herein have the meanings given to them in the TAB Loan Agreement):

(a)
All Accounts, chattel paper and electronic chattel paper, General Intangibles (including tax refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, trade secrets, customer lists and licenses), documents, instruments, securities, deposit accounts and certificates of deposit;

(b)	All Inventory and goods, wherever located;

(c)	All letter-of-credit rights and letters of credit, all sums on deposit in any Collection Account, and any items in any Lockbox;

(d)
All Equipment and fixtures, wherever located, and, in the case of all goods, all accessions, all accessories, attachments, parts, Equipment and repairs now or subsequently attached or affixed to or used in connection with any goods and all warehouse receipts, bills of lading and other documents of title that cover such goods now or in the future;

(e)
All books and records relating to all of the foregoing property and interests in property, including all computer programs, printed output and computer readable data in the possession or control of Borrower, any computer service bureau or other third party;

(f)	All investment property;

(g)	All real property identified in any mortgage, deed, deed of trust or other security or encumbrance instrument executed by or for the benefit of Borrower in favor of or for the benefit of Lender;

(h)	All money or other assets of Borrower that come into the possession, custody, or control of Lender now or in the future;

(i)	All collateral subject to the Lien of any of the Security Documents;

(j)	All additions to, substitutions and replacements for, any of the foregoing;

(k)
All products and Proceeds of the foregoing, including all insurance proceeds, all claims against third parties for loss or destruction of or damage to any of the foregoing, and all income from the lease or rental of any of the foregoing; and

(l)	All books and records of Borrower, including all mail or e-mail addressed to Borrower.

Schedule III - Page 1

SCHEDULE IV
TO
AMENDED AND RESTATED
INTERCREDITOR AGREEMENT

Description of Moriah Note Collateral

“Collateral” means collectively the Accounts, Equipment and Intellectual Property, and all proceeds thereof.

For purposes of this Agreement, the following terms shall have the following meanings:

“Accounts” means “accounts” as defined in the California Uniform Commercial Code in effect on the date hereof, with such additions to such term as may hereafter be made, and includes without limitation all Accounts Receivable and other sums owing to Borrower.

“Accounts Receivable” means all obligations owed at any time by any of Borrower’s account debtors to Borrower in respect of services rendered to such account debtors by, or products sold to such account debtors by Borrower, whether billed or unbilled, including surcharges, late fees and other amounts due to Borrower from such account debtors that are associated with such services rendered or products sold.

 “Equipment” means “equipment” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Intellectual Property” means all (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, service marks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

Schedule IV - Page 1